SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

                         Filed by the Registrant  [X]
               Filed by a Party other than the Registrant  [  ]

                          Check the appropriate box:



[  ] Preliminary Proxy Statement         [  ]  Confidential, for Use of the
[x ] Definitive Proxy Statement                Commission Only (as permitted
[  ] Definitive Additional Materials           by Rule 14a-6(e) (2)
[  ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                        ADVANCED TISSUE SCIENCES, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ]  Fee not required.

[  ]  Fee computed on table below per Exchange Act rules 14a-6(i) (4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

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     (2)   Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           -----------------------------------------------------------------

     (4)   Proposed maximum aggregate value of transaction:

           -----------------------------------------------------------------

     (5)   Total fee paid:

           -----------------------------------------------------------------

[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange
      Act Rule 011 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

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      (2)  Form Schedule or Registration Statement No.:

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      (3)  Filing Party:

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      (4)  Date Filed:

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

                         ADVANCED TISSUE SCIENCES, INC.

                   ----------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 20, 1997

                   -----------------------------------------

To the Stockholders of Advanced Tissue Sciences, Inc.:

     Notice is hereby given that the 1997 Annual Meeting of Stockholders of Advanced Tissue Sciences, Inc., a Delaware corporation (the "Company"), will be held at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California 92037 on Tuesday, May 20, 1997 at 10:00 A.M. Pacific Daylight Savings Time for the following purposes:

     1. to elect seven directors to serve for the term of one year or until their respective successors have been elected and qualified;

     2. to approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.01 par value per share, from 50,000,000 shares to 100,000,000 shares;

     3.    to approve the Company's 1997 Stock Incentive Plan;

     4. to approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

     5. to transact such other business as may properly come before the Annual Meeting.

     The close of business on March 31, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof and only stockholders of record at such time will be so entitled to vote.

     You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, please promptly complete, sign, date and return the enclosed proxy card in the enclosed self-addressed, stamped envelope. It will assist us in keeping down the expenses of the Annual Meeting if all stockholders return their signed proxies promptly, whether they own a few shares or many shares.

     A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING MUST BE REPRESENTED AT THE ANNUAL MEETING, IN PERSON OR REPRESENTED IN PROXY, IN ORDER TO CONSTITUTE A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING. PLEASE RETURN YOUR PROXY CARD IN ORDER TO ENSURE THAT A QUORUM IS OBTAINED AND TO AVOID THE ADDITIONAL COSTS TO THE COMPANY OF ADJOURNING THE ANNUAL MEETING AND RESOLICITING PROXIES.

YOUR VOTE IS IMPORTANT.




                                       BY ORDER OF THE BOARD OF DIRECTORS,



                                       Richard A. Fink
                                       Secretary

La Jolla, California
April 10, 1997

                        ADVANCED TISSUE SCIENCES, INC.

                        ------------------------------

                                PROXY STATEMENT

                        ------------------------------


     This proxy statement and the enclosed proxy card are furnished in connection with the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Advanced Tissue Sciences, Inc. (the "Company") which will be held at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California, on Tuesday, May 20, 1997 at 10:00 A.M. Pacific Daylight Savings Time. Stockholders of record at the close of business on March 31, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     On March 31, 1997, there were 37,507,547 shares of Common Stock, $.01 par value per share, issued and outstanding. Each share of Common Stock is entitled to one vote. A majority of the shares of Common Stock entitled to vote will constitute a quorum.

     The enclosed proxy is being solicited by members of the Company's Board of Directors and is revocable at any time prior to its exercise. A proxy may be revoked by delivery of a written revocation to the Secretary of the Company, by presentation of a subsequent proxy, properly signed, or by attendance at the Annual Meeting and voting in person.

     Proxies will be solicited by mail and telephone by the Company and Morrow & Co., 909 Third Avenue, New York, New York 10022, which has been engaged by the Company for a fee of $6,000, plus expenses, for this purpose. The Company will request banks, brokerage houses and other institutions to forward the soliciting material to persons for whom they hold shares and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other institutions for their reasonable expenses in forwarding the Company's proxy materials to beneficial owners. All costs associated with the solicitation of proxies will be borne by the Company. Proxies in the accompanying form that are properly executed, duly returned to the management and not revoked will be voted as specified thereon.

     This proxy statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996, are scheduled to be mailed commencing on or about April 10, 1997 to stockholders of record on March 31, 1997.

     The principal executive offices of the Company are located at 10933 North Torrey Pines Road, La Jolla, California 92037.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     The enclosed proxy will be voted, unless authority is withheld or the proxy is revoked, for the election of a Board of Directors consisting of the seven nominees named herein to hold office as directors until the next annual meeting or until their respective successors shall be elected and qualified. If any nominee shall be unable to serve, the proxies will be voted for a substitute person nominated by the directors. The holders of a majority of shares of Common Stock voting at the Annual Meeting in person or by proxy, assuming such shares constitute a quorum, will be able to elect all of the directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES NAMED BELOW.

DIRECTORS AND NOMINEES

     Name                   Age              Position
     ----                   ---              --------
Arthur J. Benvenuto          53       Chairman of the Board of Directors
                                      and Chief Executive Officer

Dr. Gail K. Naughton         41       Director, President and Chief Operating
                                      Officer

Jerome E. Groopman, M.D.     45       Director and Chairman of the Company's
                                      Scientific Advisory Board

Jack L. Heckel               65       Director

Dayton Ogden                 52       Director

David S. Tappan, Jr.         74       Director

Dr. Gail R. Wilensky         53       Director

     Arthur J. Benvenuto has been Chairman of the Board and Chief Executive Officer since September 1995 and had been Chairman of the Board, President and Chief Executive Officer of the Company since June 1988. Prior to joining the Company, Mr. Benvenuto was associated with Eli Lilly & Company for more than twenty years. Mr. Benvenuto served as President and General Manager of Eli Lilly Canada, Inc. from October 1986 to June 1988 and was President and Chief Executive Officer of IVAC Corporation, an Eli Lilly & Company medical device subsidiary, from January 1982 to September 1986. Prior to January 1982, Mr. Benvenuto was the Director and then the Vice President of Marketing and Sales at IVAC Corporation. Mr. Benvenuto also held various positions in marketing planning, human resources and sales management within the pharmaceutical division of Eli Lilly & Company. He received his B.S. in Pharmacy from St. John's University. Mr. Benvenuto currently serves as a Director of Project HOPE and GalaGen, Inc.

     Gail K. Naughton, Ph.D., a co-founder of the Company and a co-inventor of its core technology, has been a Director of the Company since its inception and has been President and Chief Operating Officer of the Company since September 1995. Prior to September 1995, Dr. Naughton had been Executive Vice President and Chief Operating Officer of the Company since June 1991. Dr. Naughton served as Senior Vice President and Chief Scientific Officer of the Company from January 1989 to June 1991, and Principal Scientist of the Company from its inception to December 1988. Dr. Naughton received her M.S. in histology in 1978 and her Ph.D. in Basic Medical Sciences from New York University Medical Center in 1981, and completed her post-doctoral training at New York University Medical Center in the Department of Dermatology. Dr. Naughton was an Assistant Professor of Research at New York University Medical Center for two years prior to joining City University of New York in 1985.
Dr. Naughton's primary fields of research include cell and tissue culture technology, dermatology and hematology. Dr. Naughton holds numerous issued patents and has been extensively published in the field of tissue engineering. Dr. Naughton is on the advisory boards of the Department of Bioengineering at

Johns Hopkins University and The Georgia Institute of Technology, and is a member of the industrial liaison board at the University of California, San Diego, The Georgia Institute of Technology, The Massachusetts Institute of Technology and the University of Washington. Dr. Naughton is a member of the Board of Directors of Scripps Bank in La Jolla, California and the San Diego Burn Institute.

     Jerome E. Groopman, M.D. has been a Director of the Company since May 1993. Since October 1996, Dr. Groopman has been Chief, Division of Experimental Medicine, Beth Israel Deaconess Medical Center, having been Chief, Division of Hematology/Oncology, New England Deaconess Hospital since 1985. Dr. Groopman holds the Dina and Raphael Recanati Professorship in Immunology at Harvard Medical School and has been a Professor of Medicine, Harvard Medical School since 1993. Dr. Groopman's primary expertise is in human retroviruses, specifically in the AIDS virus, and in cell communication. Dr. Groopman has served on the Biological Response Modifers Advisory Committee to the Food and Drug Administration and as an advisor to the National Heart Lung Blood Institute.

     Jack L. Heckel has been a Director of the Company since September 1990. Mr. Heckel served as President and Chief Operating Officer of GenCorp Inc., a technology-based company with strong positions in aerospace, automotive and related polymer products from January 1987 until his retirement in November 1993. Mr. Heckel served as Chairman of the Board of Aerojet, a division of GenCorp Inc., from 1985 to January 1987, and as President prior to 1985. Mr. Heckel serves as a director of the WD-40 Company and Applied Power, Incorporated.

     Dayton Ogden became a Director of the Company in September 1996. Mr. Ogden was named President of Spencer Stuart Worldwide, an international executive search firm, in October 1996 after having previously served as Chief Executive Officer of Spenser Stuart for nine years. Mr. Ogden serves as a director of the American Business Conference, Project HOPE and the Directors' Institute, an executive education joint venture between The Wharton School of Business and Spencer Stuart, which trains new directors in corporate governance. Mr. Ogden is a frequent contributor to the annual corporate governance conference at the J.L. Kellogg Graduate School of Management at Northwestern University.

     David S. Tappan, Jr. has been a Director of the Company since October 1992. Mr. Tappan served as Chairman of the Board and Chief Executive Officer of Fluor Corporation, an international engineering, construction and technical services company, from 1984 until his retirement in 1990. Mr. Tappan is a director of Genentech, Inc. and Allianz Insurance Company. Mr. Tappan also is a Trustee for the University of Southern California and The Scripps Research Institute.

     Gail R. Wilensky, Ph.D. has been a Director of the Company since January 1993. Since January 1993, Dr. Wilensky has been serving as a Senior Fellow at Project HOPE. From March 1992 to January 1993, Dr. Wilensky served in the Bush Administration as Deputy Assistant to the President for Policy Development, responsible for advising the President on health and welfare issues. Prior to her tenure in the White House, from January 1990 to March 1992, Dr. Wilensky served as the Administrator of the Health Care Financing Administration (HCFA) in the Department of Health and Human Services, where she directed the Medicare and Medicaid programs. From April 1983 to January 1990, Dr. Wilensky was Vice President, Division of Health Affairs at Project HOPE. Dr. Wilensky is an elected member of the Institute of Medicine of the National Academy of Sciences. Dr. Wilensky is currently chairperson and has also served as a member of the Physician Payment Review Commission and the Health Advisory Committee of the General Accounting Office. Dr. Wilensky serves as a director of Capstone Pharmacy, Coram Healthcare Corporation, NeoPath, Inc., Quest Diagnostics Incorporated, Shared Medical Systems Corporation, St. Jude Medical, Inc., Syncor International Corporation and United HealthCare Corporation.

     Directors are elected by the Company's stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified.

     On March 31, 1997, the directors and all officers of the Company beneficially owned in the aggregate 4,182,029 shares of the Company's Common Stock, including 2,635,597 shares subject to the exercise of stock options exercisable or becoming exercisable within 60 days. This aggregate ownership represents approximately 10.4% of the total outstanding shares,
including shares deemed to be beneficially owned.   See "Principal
Stockholders."

BOARD MEETINGS AND COMMITTEES

     During the year ended December 31, 1996, the Board of Directors held five meetings. All directors participated in at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served, except for Dr. Groopman. The committees of the Board of Directors include the Audit Committee and the Compensation and Stock Option Committee (the "Compensation Committee"). In September 1996, the Board of Directors formed a Nominating and Corporate Governance Committee. No meetings of the Nominating and Corporate Governance Committee were held in 1996.

     The Audit Committee recommends the appointment of the independent auditors for the Company, reviews and approves the scope of the annual audit undertaken by the independent auditors and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent auditors and the adequacy of the Company's internal control procedures. The Audit Committee met four times during the year ended
December 31, 1996.   The current members of the Audit Committee are Jack L.
Heckel and Dr. Gail R. Wilensky.

     The Compensation Committee reviews and recommends to the Board of Directors remuneration arrangements for the Company's officers and key employees and reviews and recommends compensation plans. In addition, the Compensation Committee administers the Company's 1992 Stock Option/Stock Issuance Plan (the "1992 Plan") and determines the key employees to be granted options under such plan and the number of shares to be granted. The Compensation Committee will perform similar functions for the 1997 Stock Incentive Plan (the "1997 Plan"), if approved at the 1997 Annual Meeting. The Compensation Committee also determines the individuals and other entities to be granted warrants which are issued other than pursuant to the Company's stock option plan, including the number of shares, and the terms and conditions with respect to which such warrants are granted. The Compensation Committee met four times during the year ended December 31, 1996. The current members of the Compensation Committee are David S. Tappan, Jr., Jack L. Heckel and Dayton Ogden.

     The Nominating and Corporate Governance Committee's primary function will be to assist the Board of Directors in identifying and recommending candidates with the appropriate qualifications and experience to serve on the Company's Board of Directors. In addition, the Nominating and Corporate Governance Committee will review and, as appropriate, make recommendations with respect to such topics as corporate governance and performance of the Board of Directors. It is expected the Nominating and Corporate Governance Committee will meet twice a year.

Director Compensation. Each member of the Board of Directors who is not an officer or employee of the Company receives travel and expense reimbursement and $1,000 in connection with attending regular or special (except for telephonic) meetings of the Board of Directors or Compensation, Audit or Nominating and Corporate Governance Committees of the Board of Directors. Dr. Groopman also receives $20,000 annually in connection with services rendered to the Company as Chairman of the Scientific Advisory Board. In addition, under the 1992 Plan, each non-employee member of the Board of Directors is automatically granted a non-statutory stock option to purchase 50,000 shares of Common Stock at an exercise price equal to 100% of the market price of the Common Stock at the time of initial election or appointment to the Board of Directors. In general, one-third of the option becomes exercisable upon each subsequent Annual Meeting of Stockholders, as long as such individual remains a non-employee director. Under the 1992 Plan, each non-employee director will receive an additional 50,000 share option grant upon re-election to the Board of Directors at each Annual Meeting of Stockholders that the final installment of his or her last previous grant becomes exercisable. Upon their election to the Board of Directors in 1996, Dr. Groopman, Mr. Heckel, Mr. Ogden and Dr. Wilensky each received such an automatic 50,000 share option grant. These options will become exercisable in installments as specified above for Dr. Groopman, Mr. Heckel and Dr. Wilensky at $17.50 per share and for Mr. Ogden at $14.75 per share.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 31, 1997, certain information as to the stock ownership of each of (a) the Company's directors and director nominees, (b) the Named Executive Officers under "Executive Compensation - Summary Compensation Table," (c) each person who is known by the Company to own beneficially more than 5% of the Company's voting securities and (d) all directors, nominees and executive officers as a group.


                                                             BENEFICIAL OWNERSHIP  PERCENTAGE OF
     NAME AND ADDRESS                                        OF COMON STOCK AS OF   COMMON STOCK
     BENEFICIAL OWNER                    POSITION              MARCH 31, 1997 (1)  OUTSTANDING (2)
-------------------------------   ------------------------   --------------------  ---------------
Arthur J. Benvenuto               Chairman of the Board of     2,150,000 (3)          5.5%
Advanced Tissue Sciences, Inc.    Directors and Chief
10933 North Torrey Pines Road     Executive Officer
La Jolla, CA 92037

Dr. Gail K. Naughton              Director, President and      1,460,000 (4)          3.8%
Advanced Tissue Sciences, Inc.    Chief Operating Officer
10933 North Torrey Pines Road
La Jolla, CA 92037

Jerome E. Groopman, M.D.          Director and Chairman of        86,666 (5)           *
Beth Israel Deaconess Medical     Company's Scientific
  Center                          Advisory Board
One Deaconess Road
Boston, MA 02215

Dayton Ogden                      Director                        20,541 (6)           *
Spencer Stuart
695 East Main Street
Stamford, CT 06901

Jack L. Heckel                   Director                        121,223 (7)           *
27390 Oak Knoll Drive
Bonita Springs, FL 33923

David S. Tappan, Jr.             Director                         83,333 (8)           *
Fluor Corporation
3333 Michelson Drive
Irvine, CA 92730

Dr. Gail R. Wilensky             Director                         69,666 (9)           *
Project HOPE
7500 Old Georgetown Road
Bethesda, MD 20814

Terry E. Gibson                  Vice President, Operations       75,000 (10)          *
Advanced Tissue Sciences, Inc.
10933 North Torrey Pines Road
La Jolla, CA 92037

Ellen G. Redding                 Vice President, Regulatory       25,600 (11)          *
Advanced Tissue Sciences, Inc.   Affairs and Quality Systems
10933 North Torrey Pines Road
La Jolla, CA 92037

                     (Continued on following page)

                                                             BENEFICIAL OWNERSHIP  PERCENTAGE OF
     NAME AND ADDRESS                                       OF COMMON STOCK AS OF  COMMON STOCK
     BENEFICIAL OWNER                    POSITION              MARCH 31, 1997 (1)  OUTSTANDING (2)
------------------------------   ------------------------   ---------------------  ---------------
Michael V. Swanson               Vice President, Finance          90,000 (12)           *
Advanced Tissue Sciences, Inc.   and Administration
10933 North Torrey Pines Road
La Jolla, CA 92037

State of Wisconsin Investment Board                            2,404,800               6.4%
P.O. Box 7842
Madison, WI 53707

Directors and executive officers as a                          4,182,029 (13)         10.4%
group (consisting of 10 persons)
_________________
*  Less than one percent.

(1)  Sole voting and investment power unless otherwise stated.

(2) Based on 37,507,547 shares of Common Stock outstanding, plus each beneficial owner's options to purchase shares of Common Stock currently exercisable or becoming exercisable within 60 days and any other beneficially owned shares.

(3) Includes options to purchase 1,450,000 shares of Common Stock which are currently exercisable.

(4) Includes 283,616 shares of Common Stock held as custodian for her minor children; and options granted to purchase 625,000 shares of Common Stock which are currently exercisable.

(5) Includes options to purchase (i) 70,000 shares of Common Stock which are currently exercisable and (ii) 16,666 shares of Common Stock becoming exercisable within sixty days.

(6) Includes 16,666 shares of Common Stock becoming exercisable within sixty days.

(7) Includes 4,557 shares of Common Stock held by a trust and options to purchase (i) 100,000 shares of Common Stock which are currently exercisable and (ii) 16,666 shares of Common Stock becoming exercisable within sixty days.

(8) Includes options to purchase (i) 66,666 shares of Common Stock which are currently exercisable and (ii) 16,667 shares of Common Stock becoming exercisable within sixty days.

(9) Includes 3,000 shares of Common Stock held by Dr. Wilensky's spouse in a retirement plan and options to purchase (i) 50,000 shares of Common Stock which are currently exercisable and (ii) 16,666 shares of Common Stock becoming exercisable within sixty days.

(10) Includes options to purchase (i) 60,000 shares of Common Stock which are currently exercisable and (ii) 15,000 shares of Common Stock becoming exercisable within sixty days.

(11) Includes options to purchase (i) 23,600 shares of Common Stock which are currently exercisable and (ii) 2,000 shares of Common Stock becoming exercisable within sixty days.

(12) Beneficial ownership consists of options granted to purchase shares of Common Stock which are currently exercisable.

(13) Includes options to purchase (i) 2,535,266 shares of Common Stock which are currently exercisable and (ii) 100,331 shares of Common Stock becoming exercisable within sixty days.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of the Company, and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file with the Securities and Exchange Commission (the "SEC") reports on Forms 3, 4 and 5 of initial ownership and of changes in beneficial ownership of Common Stock. To the Company's knowledge, all statements of beneficial ownership required to be filed with the SEC in fiscal 1996 were timely filed, except Mr. Jack L. Heckel, a director of the Company, filed a Form 4 on May 8, 1996 reporting the disposition of 800 shares of Common Stock on February 9, 1994, which disposition should have been filed by March 10, 1994. The Company did not become aware of this exception until 1996.

EXECUTIVE OFFICERS

     The following table names the Company's executive officers as of March 31, 1997. The officers of the Company serve at the discretion of the Board of Directors.

     NAME                  AGE                      POSITION
     ----                  ---                      --------
Arthur J. Benvenuto        53             Chairman of the Board of Directors
                                          and Chief Executive Officer

Dr. Gail K. Naughton       41             Director, President and Chief
                                          Operating Officer

Terry E. Gibson            56             Vice President, Operations

Ellen G. Redding           46             Vice President, Regulatory Affairs
                                          and Quality Systems

Michael V. Swanson         42             Vice President, Finance and
                                          Administration

     Information on the business backgrounds of Arthur J. Benvenuto and Dr. Gail K. Naughton is set forth above under the heading "Directors and Nominees."

     Terry E. Gibson joined the Company as Vice President, Operations, in April 1992. From October 1990 to April 1992, Mr. Gibson provided consulting services in areas such as strategic planning, facilities planning, and production and operating performance to biotechnology, diagnostic and health care companies. Mr. Gibson served as Vice President, Operations for Meridian Diagnostics, Inc., which develops, manufactures and markets diagnostic products, from August 1988 to October 1990. From June 1986 to August 1988, Mr. Gibson was Director of Manufacturing for Ortho Diagnostic Systems Inc., a Johnson & Johnson Company, which produces a full line of diagnostic and blood banking products. Prior to June 1986, he spent over twelve years with Amersham Corporation, a diversified medical, research and industrial products company. Mr. Gibson holds B.S. degrees in Chemistry and Biological Sciences, and Pharmacy and an M.S. in Bionucleonics from Purdue University.

     Ellen G. Redding was appointed Vice President, Regulatory Affairs and Quality Systems in September 1996, having previously served as Executive Director, Regulatory Affairs and Quality Assurance (August 1995 to September
1996), Executive Director, Regulatory Affairs (May 1994 to August 1995), Senior Director, Regulatory Affairs (December 1993 to May 1994), Director, Regulatory Affairs and Quality Assurance (June 1991 to December 1993) and as Senior Manager, Regulatory Affairs and Quality Assurance (September 1990 to June 1991). Before joining the Company, Ms. Redding served as Manager, Regulatory Affairs and Quality Assurance at Ioptex Research, Inc., a manufacturer of implantable optical devices, from 1986 to 1990. From 1985 to 1986 she was a Clinical Research Associate at Intermedics Intraocular, Inc., a manufacturer of implantable optical devices. At Collagen Corporation, from 1984 to 1985, she was the Medical Monitor. Prior to 1984, Ms. Redding spent over thirteen years in the nursing field. Ms. Redding holds an M.S. degree in nursing from the University of Pennsylvania, a B.S. in nursing from Fitchburg State College and a diploma in nursing from Children's Hospital School of Nursing.

     Michael V. Swanson was appointed Vice President, Finance and Administration, of the Company in September 1992, having previously served as Vice President, Finance from June 1991 and as Director of Finance from March 1990. Mr. Swanson served as Director of Finance of Fisher Scientific Group Inc., a health and scientific technology holding company, from June 1987 through August 1989, and at its parent, The Henley Group, Inc., a widely diversified holding company, from June 1986 to June 1987. From July 1977 to June 1986, Mr. Swanson worked for the public accounting firm of Deloitte Haskins & Sells (now Deloitte & Touche LLP) advancing to the position of audit manager. Mr. Swanson received his B.S. in Business Administration from the California Polytechnic State University at San Luis Obispo and received an M.B.A. from the University of Southern California.

EXECUTIVE  COMPENSATION

     The following table sets forth the compensation earned, for services rendered in all capacities to the Company, for each of the last three calendar years by the Company's Chief Executive Officer and each of the four other highest paid executive officers whose salary and bonus for calendar 1995 was in excess of $100,000 (the "Named Executive Officers").

------------------------------------------------------------------------------
SUMMARY  COMPENSATION  TABLE
------------------------------------------------------------------------------


                                 ANNUAL COMPENSATION
                          ----------------------------------
                                                                  LONG-
                                                       OTHER      TERM
                                                       ANNUAL    COMPEN-    ALL OTHER
                                                       COMPEN-   SATION      COMPEN-
    NAME AND              YEAR    SALARY    BONUS      SATION    OPTIONS     SATION
PRINCIPAL POSITION        (1)    ($) (2)   ($) (3)    ($) (4)   (SHS) (5)   ($) (6)
------------------------------------------------------------------------------------
Arthur J. Benvenuto       1996   348,750   129,500     1,728     500,000     1,380
Chairman and Chief        1995   310,000    95,000     1,354           0     1,380
Executive Officer         1994   284,327    75,000     1,354           0     1,380

Dr. Gail K. Naughton      1996   249,039    92,500       408     500,000       470
Director, President and   1995   220,000    65,000       306           0       470
Chief Operating Officer   1994   199,519    55,000       198           0       353

Terry E. Gibson           1996   150,019    40,500       900           0         0
Vice President,           1995   132,500    23,188       675           0         0
Operations                1994   124,712    16,413       432           0         0

Ellen G. Redding          1996   144,615    39,150       331      20,000         0
Vice President, Regu-     1995   100,086    12,631       174           0         0
latory Affairs and        1994    87,624     8,197       102      10,000         0
Quality Systems

Michael V. Swanson        1996   175,448    47,250       257      75,000         0
Vice President, Finance   1995   152,539    33,519       189           0         0
and Administration        1994   140,651    24,640       189           0         0
===================================================================================


(1) The periods presented are the calendar years ended December 31, 1996, 1995 and 1994.

(2) Consists of base salary earned (including amounts deferred pursuant to plans established under sections 125 and 401(k) of the Internal Revenue
     Code) by the Named Executive Officers for the periods presented.

(3) Includes bonuses earned, whether or not paid in such year, by the Named Executive Officers.

(4) Amounts represent the compensation attributable to life insurance in excess of $50,000 provided the Named Executive Officers under the Company's group life insurance plan for all employees.

(5) During the periods presented, the only form of long-term compensation utilized by the Company has been the grant of stock options. The Company has not awarded restricted stock options or stock appreciation rights, or made any long-term incentive payouts.

(6) Amounts represent the premium paid for term life insurance coverage provided for the Named Executive Officers in addition to their coverage under the Company's group life insurance plan for all employees.

Options. The following table sets forth the details of options granted to the Named Executive Officers listed in the Summary Compensation Table during fiscal year 1996 under the Company's 1992 Stock Option/Stock Issuance Plan.
No stock appreciation rights (SARs) have been granted by the Company.

-------------------------------------------------------------------------------
OPTIONS/SAR GRANTS IN FISCAL YEAR 1996
-------------------------------------------------------------------------------


                                     INDIVIDUAL GRANTS                            GRANT DATE VALUE
                      ---------------------------------------------------      -----------------------
                      NUMBER OF       PERCENT OF
                      SECURITIES        TOTAL                                  POTENTIAL REALIZABLE
                      UNDERLYING       OPTIONS                                   VALUE AT ASSUMED
                       OPTIONS\       GRANTED TO      EXERCISE                 ANNUAL RATE OF STOCK
                         SARS         EMPLOYEES       OR BASE                  PRICE APPRECIATION FOR
                       GRANTED        IN FISCAL        PRICE    EXPIRATION         OPTION TERM (3)
                                                                              ------------------------
    NAME             (#) (1)(2)         YEAR           ($/SH)      DATE         5% ($)       10% ($)
------------------   ----------      -----------     ---------  ----------    -----------  -----------
Arthur J. Benvenuto   500,000           30.1%          13.50      3/18/06      4,245,039    10,757,761

Dr. Gail K. Naughton  500,000           30.1%          13.50      3/18/06      4,245,039    10,757,761

Terry E. Gibson             0            0.0%           0.00            0              0             0

Ellen G. Redding       10,000            0.6%          13.50      3/18/06         84,901       215,155
                       10,000            0.6%          14.75      9/10/06         92,962       235,077

Michael V. Swanson     75,000            4.5%          13.50      3/18/06        636,756     1,613,664

=======================================================================================================

(1) The exercise price of the options granted during fiscal year 1996 was equal to the closing market price of the Company's Common Stock on the date the option was granted. The options become exercisable in five successive equal annual installments beginning on the first anniversary of the grant date.

(2) All options granted in 1996 to the Named Executive Officers were under the 1992 Plan. The grants are for non-statutory stock options, except for 37,000 shares to each Mr. Benvenuto, Dr. Naughton and Mr. Swanson and for 20,000 shares to Ms. Redding which are incentive stock options.

(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

Option Exercises and Holdings. The following table sets forth information regarding the exercise of options in fiscal year 1996 and the number of options held by the Named Executive Officers listed in the Summary Compensation Table, including the value of such in-the-money options as of December 31, 1996. The closing price of the Company's Common Stock on December 31, 1996 used to calculate such values was $9.5625 per share. No SARs have ever been granted by the Company.

-------------------------------------------------------------------------------
AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1996
AND OPTION/SAR VALUES AS OF DECEMBER 31, 1996
-------------------------------------------------------------------------------


                             SHARES                    NUMBER OF           VALUE OF UNEXERCISED
                            ACQUIRED               UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                               ON       VALUE       AT YEAR END (#)           AT YEAR END ($)
                                                  --------------------     ---------------------
                            EXERCISE   REALIZED   EXERCIS-     UNEXER-     EXERCIS-     UNEXER-
   NAME                        (#)       ($)       ABLE        CISABLE      ABLE        CISABLE
   ----                     -------    --------   --------     -------     --------    ---------
Arthur J. Benvenuto              0          0     1,350,000    500,000     7,446,375          0

Dr. Gail K. Naughton             0          0       525,000    500,000     2,202,563          0

Terry E. Gibson                  0          0        60,000     15,000             0          0

Ellen G. Redding                 0          0        21,600     26,000        65,600     22,125

Michael V. Swanson               0          0        75,000     75,000       287,813          0
================================================================================================

Employment Agreements/Change in Control Arrangements. The Company has no employment agreements with any of the Named Executive Officers or any other of its employees. In the event the Company is acquired by merger, consolidation or asset sale, outstanding options which are not assumed by the successor corporation, or replaced with a comparable option to purchase shares of the capital stock of the successor corporation, are to be automatically accelerated in full, except to the extent such acceleration is otherwise limited by the terms of the instrument evidencing such grant. The Compensation Committee or the full Board of Directors has the discretionary authority, exercisable either in advance or at the time of certain hostile changes in control of the Company (whether effected through a tender offer for outstanding shares of the Company's outstanding stock or a proxy contest for Board of Directors membership), to provide for the automatic acceleration of one or more such option grants outstanding at the time of such a hostile change in control. They also have the authority to condition any such option acceleration upon the subsequent termination of the optionee's service within a specified period following the change in control. All outstanding options held by the executive officers are either fully exercisable or provide for automatic acceleration upon the involuntary termination of the officers' employment following an acquisition of the Company by merger or asset sale or upon a hostile change of control.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee is a former or current officer or employee of the Company. See "Directors and Nominees" and "Board Meetings and Committees" for a discussion of the Compensation Committee members' background and relationship to the Company. No member of the Compensation Committee is a current or former officer or employee of the Company, and no officers of the Company serve or have ever served on compensation committees of entities at which Board members serve or have served as officers.

COMPENSATION COMMITTEE REPORT

     The report set forth below has been provided by the Compensation Committee and describes the philosophy and process considered by the Compensation Committee in administering the Company's executive compensation program.

-------------------------------------------------------------------------------
COMPENSATION  COMMITTEE  REPORT*
-------------------------------------------------------------------------------

     The Company's executive compensation program is administered by the Compensation and Stock Option Committee. The executive compensation program is structured and administered to support the Company's mission, strategy and values.

Compensation Philosophy

     The Company's executive compensation program has been designed to enable the Company to attract, motivate and retain senior management by providing what the Company believes is a competitive total compensation package based on performance. The executive compensation program is composed of three principal elements: (1) competitive base salaries which reflect individual performance, (2) annual performance-based incentive opportunities which are variable and payable in cash for the achievement of corporate goals (as discussed below under "Compensation of the Chief Executive Officer") approved by the Compensation Committee and individual goals established in consultation with the Chief Executive Officer, and (3) long-term stock-based incentive opportunities pursuant to a stock option plan geared to strengthen the mutuality of interests between senior management and the Company's stockholders.

     As an executive officer's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives, causing greater variability in the individual's absolute compensation level from year to year. In addition, the higher that one rises in the organization, the greater the mix of compensation shifts to reliance on the value of the Company's Common Stock through stock-based awards.

     As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation does not apply to compensation paid to the Named Executive Officers which qualifies as performance-based compensation. The Compensation Committee has not and does not intend to set compensation levels which would exceed the $1 million limit in 1997. In addition, the Company obtained stockholder approval for certain amendments to the Company's 1992 Plan at its 1994 Annual Meeting such that any compensation deemed paid in connection with the exercise of options granted under the 1992 Plan at an exercise price equal to the market price of the shares on the grant date will
qualify as performance-based compensation.   If approved by stockholders,
options granted under the 1997 Plan will also qualify as performance-based compensation.

The Compensation Process

     Early in each fiscal year, the Compensation Committee reviews with the Chief Executive Officer and the Executive Director, Human Resources, an annual salary plan for the Company's executive officers. This salary plan is based on industry, peer group and national surveys conducted by a nationally-recognized compensation consulting firm which specializes in the biotechnology/biomedical industries, and performance evaluation based upon past and expected future contributions of the individual executive officers. In particular, the Compensation Committee obtains and reviews comparative total compensation figures from (i) a group of approximately 50 diverse companies in the biomedical/biotechnology industries with greater than 150 but less than 500 employees, (ii) a select group of approximately 35 companies which are considered leaders in the biotechnology industry by virtue of their market capitalization, and (iii) a select group of biotechnology companies at a similar stage of development.

     Base salary levels for each of the Company's executive officers, with the exception of the Chief Executive Officer, are established annually within ranges determined by analysis of comparative compensation. The mid-point of such ranges is designed to be comparable to the 50th percentile of survey data obtained as set forth above. Under the Company's bonus program, each executive officer may earn an annual targeted cash incentive which is calculated as a percentage of such officer's base salary, 50% of which is based on the accomplishment of corporate goals (which are the same as those discussed below for the Chief Executive Officer) and 50% on the achievement of individual goals set at the beginning of each year. Such targeted cash incentive amounts range from approximately 17% to approximately 35% depending on the level of the executive officer.

     Long-term incentive compensation is provided through stock options which are granted to executive officers of the Company upon hire. The amount of stock options granted is a function of position and level of responsibility, and options become exercisable in equal annual installments over a five-year period. The Compensation Committee, in its discretion, may grant additional options to executive officers, including the Chief Executive Officer for increases in level of responsibility and promotions, in recognition of sustained exceptional performance or annually based upon company and individual performance.

     Each year, the Compensation Committee has retained an outside, independent compensation consulting firm, which specializes in the biotechnology/biomedical industries, to review and evaluate the Company's process of establishing, reviewing and adjusting the compensation of the Company's executive officers. After its most recent review, conducted in March 1997, such consulting firm concluded that the process presently employed by the Company in obtaining, analyzing and employing comparative data, and implementing the Company's compensation programs for the Company's executive officers and for the Chief Executive Officer, is consistent with industry norms and appropriate and reasonable under the circumstances.

Compensation of the Chief Executive Officer

     The Compensation Committee annually reviews and fixes the base salary of the Chief Executive Officer based in part on the competitive compensation data discussed above, and the Compensation Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company and its development. As the Company has been in the development stage, the profitability of the Company is not considered in setting the Chief Executive Officer's compensation; however, the Committee does consider a number of financial factors, including the Company's ability to secure financing, expense reduction and control, and the efficient use of working capital to achieve corporate goals. In determining the Chief Executive Officer's base salary for each year, the Committee also considers significant accomplishments made by the Company during the prior year and other performance factors, such as the effectiveness of the Chief Executive Officer in establishing the Company's strategic direction. The annual cash bonus paid to the Chief Executive Officer, if any, is entirely dependent on the accomplishment by the Company of certain corporate goals established by management and approved by the Board of Directors near the commencement of each fiscal year. Factors considered by the Compensation Committee in determining the Chief Executive Officer's annual base salary and bonus, if any, are not subject to any specific weighting or formula.

     In determining the Chief Executive Officer's base salary for 1996 as reported in the cash compensation table, the Compensation Committee considered 1995 accomplishments as well as the comparative competitive compensation data and performance factors discussed above. The major accomplishments of the Company in 1995 which the Committee considered included: (i) obtaining expedited review from the U.S. Food and Drug Administration (the "FDA") for Dermagraft-TC (tm), a temporary covering for severe burns, and completion of patient enrollment in the pivotal trial of Dermagraft-TC in the United States;
(ii) the successful interim analysis of Dermagraft (R) in the treatment of diabetic foot ulcers in the United States; (iii) continued progress in the Company's cartilage joint venture with respect to preclinical data on the repair of articular cartilage and meniscus; (iv) demonstrating the feasibility of creating heart valve replacement products and advancing the development of tissue engineered vascular grafts; (v) the successful completion of a series of private placements; and (vi) entering into an evaluation and option agreement related to a stem cell proliferation factor.

     In determining the Chief Executive Officer's bonus eligibility for 1996, the Committee considered the Chief Executive Officer's role in the Company's achievement of the following corporate objectives: (i) the recommendation for approval of Dermagraft-TC, the Company's first therapeutic product, by an independent advisory committee convened by the FDA; (ii) successful inspection of the Company's manufacturing facility for Dermagraft-TC, which is required for approval for product marketing; (iii) submission of a Premarket Approval ("PMA") application for Dermagraft in the treatment of diabetic foot ulcers under the FDA's expedited review process; (iv) submission of an Investigational Device Exemption ("IDE") for a pilot clinical trial of tissue engineered articular cartilage; (v) entering into agreement for a fifty-fifty joint venture with a worldwide leader in wound care for the global commercialization of Dermagraft in the treatment of diabetic foot ulcers; and
(vi) obtaining financing.

     In 1996, the Compensation Committee also granted the Chief Executive Officer options to purchase 500,000 shares of the Company's Common Stock becoming exercisable in equal annual installments over five years. These options were granted in recognition of the Chief Executive Officer's and the Company's sustained performance, as discussed above, to provide incentive to the Chief Executive Officer in his future performance, and to align the Chief Executive Officer's financial interest in the Company with that of the Company's stockholders.

   David S. Tappan, Jr., Chairman        Jack L. Heckel     Dayton Ogden
==============================================================================

* The Compensation Committee Report is (i) not "soliciting material," (ii) not deemed filed with the Securities and Exchange Commission and (iii) not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act").

     The following chart compares the cumulative total stockholder return on the Company's Common Stock over the five-year period ended December 31, 1996 with the cumulative total return for (i) the NASDAQ Stock Market (U.S. Companies) and (ii) the Chicago Board of Exchange Biotech (CBOE) Index. The CBOE index is a price weighted, not a market weighted index. The chart assumes $100 invested on January 1, 1991 and that dividends are reinvested.

------------------------------------------------------------------------------
COMMON  STOCK  PERFORMANCE
------------------------------------------------------------------------------

                       (Performance Graph appears here)

                                         1991   1992   1993   1994  1995  1996
                                         ----   ----   ----   ----  ----  ----
Advanced Tissue Sciences, Inc.           $100   $ 93   $ 55   $ 55  $ 68  $ 64
NASDAQ Stock Market                      $100   $116   $134   $131  $185  $227
Chicago Board of Exchange Biotech Index  $100   $ 78   $ 58   $ 51  $ 83  $ 79


There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The market price of the Company's stock in recent years has fluctuated significantly and it is likely that the price of the stock will fluctuate in the future. The Company does not make or endorse any prediction as to future stock performance. In addition, the Common Stock Performance chart above is
(i) not "soliciting material," (ii) not deemed filed with the Securities and Exchange Commission and (iii) not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act.
==============================================================================

CERTAIN TRANSACTIONS

     The Company has entered into indemnification agreements with each of its directors and officers which provide such individuals with indemnification rights, which are in addition to those provided by the Company's Bylaws. One significant difference between the indemnification rights provided under the Company's Bylaws and those provided under the indemnification agreements is that, under the Bylaws determinations are made on a case-by-case basis that the individual claiming indemnity meets certain specified standards of conduct. Under the indemnification agreements, a determination that a director or officer has met these standards is not required for such indemnity, although the agreements exclude indemnity for conduct which is adjudged to be knowingly fraudulent, deliberately dishonest or to constitute willful misconduct. The Company also currently maintains policies of insurance under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

     On March 31, 1997, Arthur J. Benvenuto, Chairman of the Board and Chief Executive Officer, and Dr. Gail K. Naughton, President and Chief Operating Officer, were indebted to the Company in the amount of $1,038,759 (including $120,259 representing accrued interest) and $386,474 (including $36,474 representing accrued interest), respectively. Mr. Benvenuto's loan was for the exercise of an employee stock option and is evidenced by a promissory note bearing interest at the rate of 6.75% per annum with principal and interest due in May 1998. Dr. Naughton's loan bears interest at the rate of 6.75% per annum and is due in July 1998. Each loan is secured by shares of Common Stock of the Company and becomes due and payable within 180 days of termination (other than due to death or disability). In addition, Mr. Benvenuto and Dr. Naughton must each use the proceeds from the sale of shares of the Company's Common Stock securing such loans to repay amounts owing under his or her loan.


                                  PROPOSAL 2
          PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCOPORATION

     The present capital structure of the Company authorizes 50,000,000 shares of Common Stock. The Board of Directors believes this capital structure is inadequate for the present and future needs of the Company. Therefore, the Board of Directors considers it advisable to amend the Company's Restated Certificate of Incorporation dated July 1, 1992 as amended by that certain Certificate of Designation dated January 13, 1995 (the "Company's Restated Certificate") to increase the number of shares of Common Stock authorized by Article Fourth, Section I from 50,000,000 shares to 100,000,000 shares. The Board of Directors believes this capital structure more appropriately reflects the present and future needs of the Company and recommends such amendment to the Company's stockholders for adoption.

     Of the 50,000,000 shares of Common Stock now authorized to be issued under the Company's Restated Certificate, as of March 31, 1997, 37,507,547 shares were outstanding, and 5,486,187 shares were reserved for issuance upon the exercise of outstanding options under the 1992 Stock Option/Stock Issuance Plan and other options and warrants. In addition, the Board of Directors has adopted the 1997 Stock Incentive Plan, subject to stockholder approval, pursuant to which an additional 3,000,000 shares of Common Stock will be reserved for issuance. Holders of the Company's Common Stock have no preemptive rights.

PURPOSE OF AUTHORIZING ADDITIONAL COMMON STOCK

     Authorizing an additional 50,000,000 shares of Common Stock would give the Board of Directors the express authority, without further action of the stockholders, to issue such Common Stock from time to time as the Board of Directors deems necessary. The Company has no present plans or commitments with respect to the issuance of the proposed additional shares of Common Stock, except for the reservation and issuance of additional shares pursuant to the 1997 Plan, if approved by the stockholders at the 1997 Annual Meeting. The Board of Directors believes it is necessary to have the ability to issue such additional Common Stock for general corporate purposes. Potential uses of the additional authorized shares may include acquisition transactions, equity financing, stock dividends or stock splits without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange on which the Company's securities may then be listed.

     The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected.

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding shares of the Company entitled to vote at the 1997 Annual Meeting is required for approval of the amendment to the Company's Restated Certificate of Incorporation authorizing 50,000,000 additional shares of Common Stock. If such approval is obtained, the amendment will become effective immediately upon filing with the Delaware Secretary of State.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.


                                  PROPOSAL 3
                      PROPOSED 1997 STOCK INCENTIVE PLAN

INTRODUCTION

     The Company's stockholders are being asked to approve the 1997 Stock Incentive Plan (the "1997 Plan") which will serve as the successor to the Company's existing 1992 Stock Option/Stock Issuance Plan (the "1992 Plan"). The Board of Directors considers it advisable at this time to replace the 1992 Plan with a new equity incentive program which will (i) serve to attract and retain the services of those individuals essential to the Company's growth and financial success, (ii) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator and permit the Company to take advantage of the recent amendments to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, which exempts certain officer and director transactions under stock plans from the short-swing liability provisions of the federal securities laws, (iii) render the non-employee Board members eligible to receive discretionary option grants and direct stock issuances and (iv) make certain other improvements which will facilitate administration of the Company's equity incentive programs.

     The 1997 Plan will become effective when approved by the Company's stockholders at the 1997 Annual Meeting. The 1992 Plan will terminate, and no further option grants or share issuances will be made under the 1992 Plan after such date. However, all outstanding options under the 1992 Plan will continue to be governed by the terms and conditions of the existing option agreements for those grants.

DESCRIPTION OF THE 1997 PLAN

     The following is a summary of the principal features of the 1997 Plan, together with the tax and accounting implications applicable to transactions effected under such plan. However, the summary does not purport to be a complete description of all the provisions of the 1997 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in La Jolla, California.

Structure. The 1997 Plan will contain three (3) separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Stock Issuance Program, and (iii) an Automatic Option Grant Program. The principal features of each program are described below.

Administration. The Compensation Committee of the Board of Directors will serve as the initial Plan Administrator with respect to the Discretionary Option Grant and Stock Issuance Programs. However, one or more additional committees of the Board of Directors may be appointed to administer those programs with respect to certain designated classes of individuals in the Company's service. The term "Plan Administrator" as used in this summary will mean the Compensation Committee and any other appointed committee acting within the scope of its administrative authority under the 1997 Plan. Administration of the Automatic Option Grant Program will be self-executing in accordance with the express provisions of such program.

Share Reserve.  The initial share reserve for the 1997 Plan will comprise of
(i) the number of shares which remain available for issuance under the 1992 Plan as of the date of the 1997 Annual Meeting (4,016,547 shares as of March 31, 1997), and (ii) an increase of 3,000,000 shares, subject to approval by the stockholders at the 1997 Annual Meeting.

     In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and to each participant) under the 1997 Plan and to each outstanding option.

     Shares subject to any outstanding options under the 1997 Plan (including options transferred from the 1992 Plan) which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 1997 Plan and subsequently repurchased by the Company pursuant to its repurchase rights under the 1997 Plan will also be available for subsequent issuance.

Eligibility. Officers and employees, non-employee Board members and independent consultants and advisors in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Only non-employee members of the Board will be eligible to participate in the Automatic Option Grant Program.

     As of March 31, 1997, five executive officers, 207 other employees, and five non-employee Board members were eligible to participate in the 1997 Plan.

Valuation. The fair market value per share of Common Stock on any relevant date under the 1997 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On March 31, 1997, the closing selling price was $10 1/2 per share.

DISCRETIONARY OPTION GRANT PROGRAM

     The options granted under the Discretionary Option Grant Program may be either incentive stock options under the federal tax laws or non-statutory options. Each granted option will have an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date, and no granted option will have a term in excess of ten (10) years. The shares subject to each option will generally vest in a series of installments over a specified period of service measured from the grant date.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     Incentive stock options granted under the Discretionary Option Grant Program may not be assigned or transferred, except by the provisions of the optionee's will or the laws of inheritance following his or her death. Non-statutory options may be assigned or transferred pursuant to the optionee's will or the laws of inheritance and may also be assigned during the optionee's lifetime, in connection with the optionee's estate plan, to members of his or her immediate family or to a trust established exclusively for the benefit of such individuals.

     The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program (including outstanding options under the Predecessor Plan) and to issue replacement options with an exercise price based on the fair market price of Common Stock at the time of the new grant.

STOCK ISSUANCE PROGRAM

     Shares may be issued under the Stock Issuance Program for such valid consideration under the Delaware General Corporation Law as the Plan Administrator deems appropriate, provided the value of such consideration, as determined by the Plan Administrator, is not less than the fair market value of the issued shares on the date of issuance. Shares may also be issued as a bonus for past services.

     Shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of designated financial or key project milestones.

     The Plan Administrator will have the sole and exclusive authority, exercisable upon a participant's termination of service, to vest any or all unvested shares of Common Stock at the time held by that participant, to the extent the Plan Administrator determines that such vesting provides an appropriate severance benefit under the circumstances.

     The provisions of the Stock Issuance Program under the 1997 Plan will be substantially the same as those in effect under the Stock Issuance Program of the 1992 Plan.

AUTOMATIC OPTION GRANT PROGRAM

     Under the Automatic Option Grant Program in effect under the 1992 Plan each individual who is currently serving as a non-employee Board member has received an automatic option grant for 50,000 shares which becomes exercisable in a series of three (3) equal annual installments over the optionee's continued period of Board service. Under the Automatic Option Grant Program of the 1997 Plan, each individual who first becomes a non-employee Board member on or after the date of the 1997 Annual Meeting, whether through election by the stockholders or appointment by the Board of Directors, will receive, at the time of such initial election or appointment, an automatic option grant for 50,000 shares of Common Stock. In addition, on the date of each annual stockholders meeting, beginning with the 1997 Annual Meeting, each individual who is re-elected as a non-employee Board member and who has previously received an automatic option grant under the 1992 Plan which has become exercisable for the final one-third (1/3) installment of the option shares in the year of such meeting, will automatically be granted at that meeting a stock option to purchase an additional 50,000 shares of Common Stock. Each non-employee Board member will continue to receive additional option grants under the Automatic Option Grant Program of the 1997 Plan on the date of every third Annual Stockholders Meeting thereafter during the period of his or her continued service.

     Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten (10) years measured from the grant date. The option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each option will vest (and the Company's repurchase rights will lapse) in three (3) successive equal annual installments over the optionee's period of Board service, with the first such installment to vest upon the optionee's completion of one year of Board service measured from the option grant date.

     The shares subject to each outstanding automatic option grant will immediately vest should any of the following events occur while the optionee continues in Board service: (i) the optionee's death or permanent disability,
(ii) an acquisition of the Company by merger or asset sale or (iii) the successful completion of a hostile tender offer for more than fifty percent (50%) of the outstanding voting securities or a change in the majority of the Board occasioned by one or more contested elections for Board of Directors membership. Each automatic option grant held by an optionee upon his or her termination of Board of Directors service will remain exercisable, for any or all of the option shares in which the optionee is vested at the time of such termination, for up to a twelve (12)-month period following such termination date.

     Automatic option grants may be assigned by the provisions of the optionee's will or the laws of inheritance following his or her death and may also be assigned during the optionee's lifetime, in connection with the optionee's estate plan, to members of his or her immediate family or to a trust established exclusively for the benefit of such individuals.

GENERAL PROVISIONS

Acceleration. In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed or replaced by the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become fully exercisable for all the option shares in the event those options are assumed in the acquisition and the optionee's service with the Company or the acquiring entity is involuntarily terminated or the optionee resigns for good cause within a designated period following such acquisition. The Plan Administrator will have similar discretion to grant options which will become fully exercisable for all the option shares should the optionee's service terminate, whether involuntarily or through a resignation for good reason, within a designated period following a hostile change in control of the Company (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or by proxy contest for the election of Board of Directors members). The Plan Administrator may also provide for the automatic vesting of any outstanding shares under the Stock Issuance Program upon similar terms and conditions.

     The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Financial Assistance. The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the 1997 Plan. The Plan Administrator will determine the terms of any such assistance. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares.

Changes in Capitalization. In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1997 Plan, (ii) the number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the 1997 Plan and the 1992 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

Special Tax Election. The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

Amendment and Termination. The Board of Directors may amend or modify the 1997 Plan in any or all respects whatsoever subject to any required stockholder approval. The Board of Directors may terminate the 1997 Plan at any time, and the 1997 Plan will in all events terminate upon the expiration of its ten (10)-year term measured from the date of its adoption by the Board of Directors.

Stock Awards.   No options have been granted and no stock issuances have been made under the 1997 Plan as of March 31, 1997. The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table that were granted options during the period, and as to the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the 1992 Plan during the period beginning January 1, 1996 and ending on March 31, 1997, together with the weighted average exercise price payable per share.



                                     OPTIONS GRANTED         WEIGHTED AVERAGE
   NAME AND POSITION                (NUMBER OF SHARES)        EXERCISE PRICE
-----------------------             ------------------       -----------------
Arthur J. Benvenuto                        500,000                 $13.50
Chairman and Chief Executive
Officer

Dr. Gail K. Naughton                       500,000                 $13.50
President and Chief Operating
Officer

Ellen G. Redding                            20,000                 $14.12
Vice President, Regulatory and
Quality Systems

Michael V. Swanson                          75,000                 $13.50
Vice President, Finance and
Administration

All current executive officers           1,095,000                 $13.51
as a group (four persons)

All current non-employee directors         200,000                 $16.81
as a group (four persons)

All employees, excluding executive         466,340                 $13.73
officers, as a group (111 persons)


     As of March 31, 1997, options covering 3,803,411 shares of Common Stock were outstanding under the 1992 Plan, 211,136 shares remained available for future option grant and 434,453 shares have been issued under the 1992 Plan.

FEDERAL INCOME TAX CONSEQUENCES

Option Grants. Options granted under the 1997 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Direct Stock Issuances. The tax principles applicable to direct stock issuances under the 1997 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

ACCOUNTING TREATMENT

     Option grants or stock issuances made at 100% of fair market value on the grant or issue date will not result in any charge to the Company's earnings, but the Company must disclose, in footnotes to the Company's financial statements, the impact the outstanding options would have upon the Company's reported earnings were the value of those options treated as a compensation expense. The number of outstanding options may be a factor in determining the Company's earnings per share.

NEW PLAN BENEFITS

     As of March 31, 1997, no stock options or direct stock issuances have been granted under the 1997 Plan.

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the 1997 Annual Meeting is required for approval of the 1997 Plan. If such approval is obtained, the 1997 Plan will become effective on the date of the 1997 Annual Meeting. Should such stockholder approval not be obtained, then the 1997 Plan will not be implemented and the 1992 Plan will continue in full force and effect.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1997 STOCK INCENTIVE PLAN. THE BOARD OF DIRECTORS BELIEVES THAT IT IS IN THE BEST INTEREST OF THE COMPANY TO MAINTAIN A STOCK INCENTIVE PROGRAM FOR THE COMPANY'S EMPLOYEES, OFFICERS AND NON-EMPLOYEE DIRECTORS TO ATTRACT AND RETAIN THE SERVICES OF THOSE INDIVIDUALS ESSENTIAL TO THE COMPANY'S GROWTH AND FINANCIAL SUCCESS, TO MORE CLOSELY ALIGN INDIVIDUAL'S INTERESTS WITH THOSE OF THE STOCKHOLDERS, AND TO ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE.

                                  PROPOSAL 4
                             SELECTION OF AUDITORS

     Subject to stockholder approval at the Annual Meeting, the Board of Directors has selected Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ending December 31, 1997. Ernst & Young was first engaged as the Company's independent auditors for the fiscal year ended January 31, 1991. The affirmative vote of a majority of the votes cast on this Proposal 4 shall constitute approval of Ernst & Young as the Company's independent auditors for calendar year 1997.

     A representative of Ernst & Young is expected to be present at the Annual
Meeting.   The representative will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                     PROPOSALS FOR THE 1998 ANNUAL MEETING

     The next annual meeting of stockholders is scheduled to be held in May 1998. Stockholder proposals for inclusion in the Company's proxy statement for that meeting must be received at the Company's principal office not later than December 31, 1997. Stockholder proposals must be mailed to the Company's principal executive office at 10933 North Torrey Pines Road, La Jolla, California 92037 to the attention of the Corporate Secretary.

                                 OTHER MATTERS

     Management does not know of any other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. The Company's Annual Report to Stockholders for the year ended December 31, 1996 is enclosed herewith.

     Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.


                                       By Order of the Board of Directors,



                                       Richard A. Fink
                                       Secretary

La Jolla, California
April 10, 1997

(Proxy Card - Front)


                      ADVANCED TISSUE SCIENCES, INC.
          10933 NORTH TORREY PINES ROAD, LA JOLLA, CALIFORNIA 92037 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned hereby appoints Arthur J. Benvenuto and Dr. Gail K. Naughton, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Advanced Tissue Sciences, Inc. (the "Company") which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the following manner:

               (continued and to be signed on the reverse side)

(Proxy Card - Back)


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4.

          ---------------        ----------
          ACCOUNT  NUMBER          COMMON

1. TO ELECT THE FOLLOWING SEVEN-MEMBER BOARD OF DIRECTORS to serve until their successors have been duly elected and qualified: Arthur J. Benvenuto; Dr. Gail K. Naughton; Jerome E. Groopman, M.D.;
     Jack L. Heckel; Dayton Ogden; David S. Tappan, Jr.; and
     Dr. Gail R. Wilensky.  (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR)


       [  ]  FOR all nominees above            [  ]  WITHHOLD AUTHORITY
             (except as marked to the contrary)      to vote for the nominees
                                                     listed above

     To withhold authority to vote for any nominee, strike a line through the nominee's name set forth above. In the event a nominee is unable or declines to serve, this proxy will be voted in the election of directors in the manner described in the Proxy Statement for the 1997 Annual Meeting of Stockholders.

2. TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES of
     Common Stock, $.01 par value per share, from 50,000,000 shares to 100,000,000 shares. (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR)

          [  ]  FOR           [  ]  AGAINST         [  ]  ABSTAIN

3. TO APPROVE THE 1997 STOCK INCENTIVE PLAN. (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR)

          [  ]  FOR           [  ]  AGAINST         [  ]  ABSTAIN

4. TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP as independent auditors of the Company for the fiscal year ending December 31, 1997. (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR)

          [  ]  FOR           [  ]  AGAINST         [  ]  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment or postponements thereof.

                             Please sign exactly as name appears hereon.
                             When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                             Dated:          ,          1997


                             -------------------------------------------
                                         (Signature)
                             -------------------------------------------
                                 (Signature if held jointly)



PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED
                       SELF-ADDRESSED STAMPED ENVELOPE.